UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026 (June 11, 2026)

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 11, 2026, Dell Technologies Inc. (the “Company”), Dell International L.L.C. (“Dell International”), EMC Corporation (together with Dell International, the “Issuers”) and the other Guarantors (as defined below) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC, as representatives of the several underwriters (together, the “Underwriters”), pursuant to which the Issuers agreed to issue and sell to the Underwriters (i) $1,000,000,000 aggregate principal amount of their 4.750% Senior Notes due 2031 (the “2031 Notes”), (ii) $750,000,000 aggregate principal amount of their 5.000% Senior Notes due 2034 (the “2034 Notes”) and (iii) $1,250,000,000 aggregate principal amount of their 5.250% Senior Notes due 2037 (the “2037 Notes” and, together with the 2031 Notes and the 2034 Notes, the “Notes”), in accordance with the terms and conditions set forth in the Underwriting Agreement. The 2031 Notes will be sold at a public offering price of 99.563% of the aggregate principal amount thereof, the 2034 Notes will be sold at a public offering price of 99.404% of the aggregate principal amount thereof and the 2037 Notes will be sold at a public offering price of 99.259% of the aggregate principal amount thereof.

The Notes will be guaranteed on a joint and several unsecured basis by the Company, Denali Intermediate Inc. and Dell Inc. (collectively, the “Guarantors”). The closing of the offering of Notes is expected to occur on June 16, 2026, subject to customary closing conditions. The Issuers intend to use the net proceeds from the offering of Notes for general corporate purposes, which may include the repayment of debt.

The sale of the Notes has been registered with the Securities and Exchange Commission (the “Commission”) in a registration statement on Form S-3ASR, File No. 333-296691 (the “Registration Statement”). The terms of the Notes are described in the base prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated June 11, 2026 and a final prospectus supplement dated June 11, 2026.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated June 11, 2026, among Dell International L.L.C., EMC Corporation, Dell Technologies Inc., Dell Inc., Denali Intermediate Inc., and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC, as representatives of the several underwriters.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026		Dell Technologies Inc.

	By:	/s/ Christopher Garcia
Christopher Garcia
Senior Vice President and Assistant Secretary
(Duly Authorized Officer)